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                                                                   Exhibit 10.37


                                  [LETTERHEAD]


                             As of September 1, 1994



Mr. Richard R. O'Hare
595 27th Street
Manhattan Beach, CA  92066

     Re:  Employment Agreement

Dear Mr. O'Hare:

     This letter will constitute your employment agreement with Todd-AO Video Services (the "Company"), a wholly-owned subsidiary of The Todd-AO Corporation:

1. EMPLOYMENT. The Company hereby employs you as its President, provided that this shall not limit the Company's authority to appoint another individual as the Chairman and Chief Executive Officer of the Company. You agree to perform all duties (consistent with your position as President of a subsidiary) as may be assigned to you from time to time by the President of The Todd-AO Corporation, to serve on the executive committee of the Company if so appointed, and to devote your full business time, skill and attention to such services on an exclusive basis. You will be based in Los Angeles but may from time to time be asked to travel domestically or abroad, in which event the Company will pay your reasonable travel and living expenses in accordance with its normal policies.

2.   COMMENCEMENT DATE AND TERM.

     2.1 COMMENCEMENT DATE. The Commencement Date of this agreement shall be the closing date of the Company's acquisition of substantially all of the assets of Film Video Masters, Inc., a California corporation dbn Paskal Video (the "Acquisition") or such earlier date as may be mutually agreed. In the event the Acquisition is not consummated by September 30, 1994 then this agreement shall be deemed rescinded without further action by either party.


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Richard O'Hare
As of September 1, 1994
Page 2


     2.2 TERM. The term of your employment will begin as of the Commencement Date and will continue for a period of 36 months thereafter, provided that the Company may terminate your employment without liability on at least 10 days prior written notice to you if you are unable to render substantially all of the services required hereunder for a period of 3 consecutive months or more because of physical or mental disability.

     2.3 NON SOLICITATION. For a period of one year following the expiration or other termination of your employment, you will not solicit or induce any employees of the Company to terminate their employment with the Company.

3.   COMPENSATION AND BENEFITS

     3.1 COMPENSATION. For the indicated weeks following the Commencement Date your compensation will be as follows:

     Weeks                              Gross Weekly Compensation
     -----                              -------------------------

       1-52                                       $2,942.61
     53-103                                        3,230.77
    105-156                                        3,903.84

     3.2 FRINGE BENEFITS. You will be entitled to three weeks paid vacation per year, a car allowance of $400/month and reimbursement for business related automobile operating expenses (fuel and parking). You are eligible for group medical coverage on the same conditions, limitations and contribution requirements as may be from time to time offered to those employees of Todd-AO Video Services who are not covered under the Motion Picture Industry Health Plan, for participation in the 401(k) plan made by the Todd-AO Corporation and for such additional benefits as the Company's Board of Directors may determine. To the extent (if any) that Todd-AO Video Services is required to offer you participation in the Motion Picture Industry Health, Pension or other benefit Plan, you acknowledge that you have been offered such participation and specifically waive it.

4.   INTELLECTUAL PROPERTY.

     4.1 INCLUDED INVENTIONS. For purposes of this agreement, "Included Inventions" shall mean all developments, designs, creations, improvements, original works of authorship, copyrights, formulas, processes, know how, techniques and/or inventions made or conceived or reduced to practice during the term of this agreement or reduced to practice within 12 months after termination of


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Richard O'Hare
As of September 1, 1994
Page 3


this agreement, that relate in any way to interactive entertainment, computer graphics, visual effects, audio and visual production and post production (including without limitation telecine, film to tape transfers, audio layback and video tape duplication), film, television, cable, CD ROM, multi-media, or any other business now or hereafter conducted by the Company.

     Excluded from the foregoing definitions of "Included Inventions" are any inventions exempt under the provisions of Section 2870 of the California Labor Code, which provides as follows:

     "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.

     (b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

     4.2 DISCLOSURE AND OWNERSHIP. You agree to promptly disclose all Included Inventions to the Company. All Included Inventions shall be the sole and exclusive property of the Company and you hereby assign to the Company all of your right, title and interest in such Included Inventions.

     4.3 FURTHER ASSURANCES. You will assist the Company in applying for and obtaining patents, copyrights and/or other protection for the Included Inventions (during the term of this Agreement and thereafter) provided that you will be reasonably compensated if the Company requests your assistance after termination of this agreement. You will sign such additional documents as the Company may request in order to confirm the Company's rights to Included Inventions. In the event the Company is unable to obtain your signature on any document needed to apply for, obtain or enforce any intellectual property rights relating to any Included Invention for any reason whatsoever (including without limitation your refusal, unavailability or incapacity), you hereby irrevocably appoint Christopher D. Jenkins or
J. R. DeLang, or either of them acting alone, with full power of substitution, as your agent and attorney in fact to act for and on your behalf in connection with the execution and filing of any such document with the same legal force and effect as if such acts were performed by you.

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Richard O'Hare
As of September 1, 1994
Page 4


5.   CONFIDENTIAL INFORMATION.  You agree, during the term of your employment;
(i) to keep secret and confidential all information previously or subsequently acquired by you concerning the business and affairs of the Company which is designated as confidential at the time of disclosure or within a reasonable period thereafter; and (ii) not to use such information in a manner adverse to the Company's interests.

6. EQUITABLE RELIEF. You acknowledge and agree that because of the unique and extraordinary nature of your services, any breach or threatened breach by you of this agreement will cause irreparable injury and incalculable harm to the Company and that the Company shall be entitled to any remedy at law or in equity, including injunctive relief, provided that there is otherwise a basis for such relief.

7. FINDER'S COMPENSATION. Subject to and within 10 business days after the closing date of the Acquisition, the Company shall pay you the sum of $100,000 as a finder's fee, less applicable withholding taxes at the rate of 24.45%. This fee is in lieu of any finder's compensation owed to you by Paskal Video. You agree to defend, hold harmless and indemnify the Company, The Todd-AO Corporation, Paskal Video and their respective officers, directors, employees and agents from and against all liability, costs and expenses (including attorney's fees) which they may incur by virtue of any claims for finder's compensation from Bob Aten or others to the extent attributable to your statements or actions.

8. MISCELLANEOUS. This agreement constitutes the entire understanding relating to your employment and no waiver or modification shall be valid unless in writing and signed by the party to be charged. You represent and warrant that you have not entered into any agreements for commissions and finder's compensation arising out of your employment by the Company.

     If this sets forth our agreement, please sign and return a copy of this letter.


                                        Very truly yours,
                                        Todd-AO Video Services


                                        /s/ Salah M. Hassanein

                                        Salah M. Hassanein
                                        Chairman and CEO


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Richard O'Hare
As of September 1, 1994
Page 5


Accepted and Agreed:


/s/ Richard R. O'Hare

Richard R. O'Hare